                                   Exhibit 21

                           Subsidiaries of the Company


Name:                                                         State or Jurisdiction of Incorporation:
-----                                                         ---------------------------------------
LipoGenics, Inc.                                              Delaware
Bionutrics Health Products, Inc.                              Delaware
InCon Technologies, Inc.                                      Delaware
InCon International, Ltd.                                     British Virgin Islands
Nutrition Technology Corporation                              Nevada
Cosmedics, Inc.                                               Delaware